UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2020

Celsion Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15911	52-1256615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648

(Address of Principal Executive Offices, and Zip Code)

(609) 896-9100

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CLSN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Registered Direct Offering

On February 27, 2020, Celsion Corporation, a Delaware Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with several institutional investors, pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Offering”), an aggregate of 4,571,428 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (“Common Stock”) at an offering price of $1.05 per share for gross proceeds of approximately $4.8 million before the deduction of the Placement Agent (as defined below) fee and offering expenses. The Shares are being offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-227236), which was initially filed with the Securities and Exchange Commission (the “Commission”) on September 28, 2018 and was declared effective by the Commission on October 12, 2018 (the “Registration Statement”). The Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing. The closing of the Offering and the Private Placement occurred on March 3, 2020.

In connection with the Offering, the Company entered into a placement agent agreement (the “Placement Agent Agreement”) with A.G.P./Alliance Global Partners (the “Placement Agent”) pursuant to which the Company agreed to pay the Placement Agent a cash fee equal to 7% of the aggregate gross proceeds raised from the sale of the securities sold in the Offering and reimburse the Placement Agent for certain of its expenses in an amount not to exceed $82,500.

The Placement Agent Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.

Private Placement

In a concurrent private placement (the “Private Placement”), the Company agreed to issue to the investors that participated in the Offering, for no additional consideration, warrants, to purchase up to 2,971,428 shares of Common Stock (the “Warrants”). The Warrants are initially exercisable six months following their issuance (the “Initial Exercise Date”), and expire on the five year anniversary of the Initial Exercise Date. The Warrants have an exercise price of $1.15 per share subject to adjustment as provided therein. Subject to limited exceptions, a holder of a Warrant will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

The Warrants and the shares of our Common Stock issuable upon the exercise of the Warrants are not being registered under the Securities Act, are not being offered pursuant to the Registration Statement and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. The Warrants will not be listed for trading on any national securities exchange. We will be required to file a registration statement within 30 calendar days of the issuance of the Warrants to provide for the resale of the shares of Common Stock issuable upon the exercise of the Warrants and will be obligated to use our commercially reasonable efforts to keep such registration statement effective until the earliest of (i) the date on which all of the shares of commons stock issuable upon the exercise of the Warrants have been sold under the registration statement or Rule 144 under the Securities Act, (ii) the date on which the shares of Common Stock issuable upon the exercise of the Warrants may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 under the Securities Act and (iii) the termination of the Warrants.

Under the Purchase Agreement and Placement Agent Agreement, the Company is prohibited, for a period of 90 days after the closing, from effecting or entering into an agreement to issue Common Stock or any other securities that are at any time convertible into, or exercisable or exchangeable for, or otherwise entitle the holder thereof to receive, Common Stock to the extent such issuance or sale involves certain variable conversion, exercise or exchange prices or such agreement provides for sale of securities at a price to be determined in the future.

The foregoing summaries of the Purchase Agreement and the Warrants do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement and the Warrants were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement and the Warrants and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement and the Warrants are incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and the Warrants and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Commission.

The legal opinion, including the related consent, of Goodwin Procter LLP relating to the issuance and sale of the Shares is filed as Exhibit 5.1 hereto.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety.

Item 8.01	Other Events

The Company issued a press release announcing the Offering and the Private Placement on February 28, 2020. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Placement Agent Agreement, dated February 28, 2020, between Celsion Corporation and A.G.P./Alliance Global Partners
4.1	Form of Warrant
5.1	Opinion of Goodwin Procter LLP
10.1	Form of Securities Purchase Agreement, dated February 27, 2020
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
99.1	Press Release dated February 28, 2020 announcing the pricing of the Offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Date: March 3, 2020	By:	/s/ Jeffrey W. Church
Jeffrey W. Church
Executive Vice President
and Chief Financial Officer